EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1
(File No. 333-     ) of our report dated October 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Play by Play Toys & Novelties, Inc. and Subsidiaries.

                                          COOPERS & LYBRAND L.L.P.

Austin, Texas
October 31, 1997